Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation byreference in the Amended Registration Statement on Form S-8/A-1 (No. 333-123826) of High Grade Mining Corporation (an exploration stage company) of our report, dated February 1, 2006, which appears on Page 30 of this annual report on Form 10-KSB for the year ended November 30, 2004.

Vancouver, Canada	/s/ "Morgan & Company"

March 22, 2006	Chartered Accountants